Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey L. Knight and Keaton J. Miller, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us in our names and in the capacities indicated below, a registration statement on Form S-4 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of February 17, 2016.

/s/ Larry E. Dunigan
Larry E. Dunigan, Chairman of the Board of Directors

/s/ Alan W. Braun
Alan W. Braun, Director

/s/ Niel C. Ellerbrook
Niel C. Ellerbrook, Director

/s/ Andrew E. Goebel
Andrew E. Goebel, Director

/s/ Jerome F. Henry, Jr.
Jerome F. Henry, Jr., Director

/s/ Phelps L. Lambert
Phelps L. Lambert, Director

/s/ Arthur H. McElwee
Arthur H. McElwee, Jr., Director

/s/ James T. Morris
James T. Morris, Director

/s/ Randall T. Shepard
Randall T. Shepard, Director

/s/ Rebecca S. Skillman
Rebecca S. Skillman, Director

/s/ Kelly N. Stanley
Kelly N. Stanley, Director

/s/ Derrick J. Stewart
Derrick J. Stewart, Director

/s/ Katherine E. White
Katherine E. White, Director

/s/ Linda E. White
Linda E. White, Director